[FINANCIAL SECURITY ASSURANCE(R) LOGO]       FINANCIAL GUARANTY INSURANCE POLICY

OBLIGOR:. Long Beach Acceptance Auto Receivables Trust 2006-A            Policy No.: 51730-N
OBLIGATIONS: $ 81,675,000 5.1500% Asset Backed Notes, Class A-1   Date of Issuance: 05/16/06
             $146,000,000 5.3640% Asset Backed Notes, Class A-2
             $ 90,000,000 5.4180% Asset Backed Notes, Class A-3
             $132,325,000 5.5000% Asset Backed Notes, Class A-4

          FINANCIAL SECURITY ASSURANCE INC. ("Financial Security"), for
consideration received, hereby UNCONDITIONALLY AND IRREVOCABLY GUARANTEES to each Holder, subject only to the terms of this Policy (which includes each endorsement hereto), the full and complete payment by the Obligor of Scheduled
Payments of principal of, and interest on, the Obligations.

          For the further protection of each Holder, Financial Security irrevocably and unconditionally guarantees:

          (a) payment of the amount of any distribution of principal of, or interest on, the Obligations made during the Term of this Policy to such
     Holder that is subsequently avoided in whole or in part as a preference payment under applicable law (such payment to be made by Financial Security in accordance with Endorsement No. 1 hereto).

          (b) payment of any amount required to be paid under this Policy by
     Financial Security following Financial Security's receipt of notice as described in Endorsement No. 1 hereto.

          Financial Security shall be subrogated to the rights of each Holder to receive payments under the Obligations to the extent of any payment by Financial
Security hereunder.

          Except to the extent expressly modified by an endorsement hereto, the following terms shall have the meanings specified for all purposes of this
Policy. "Holder" means the registered owner of any Obligation as indicated on the registration books maintained by or on behalf of the Obligor for such purpose or, if the Obligation is in bearer form, the holder of the Obligation.
"Scheduled Payments" means payments which are scheduled to be made during the
Term of this Policy in accordance with the original terms of the Obligations when issued and without regard to any amendment or modification of such
Obligations thereafter; payments which become due on an accelerated basis as a result of (a) a default by the Obligor, (b) an election by the Obligor to pay principal on an accelerated basis or (c) any other cause, shall not constitute
"Scheduled Payments" unless Financial Security shall elect, in its sole discretion, to pay such principal due upon such acceleration together with any accrued interest to the date of acceleration. "Term of this Policy" shall have the meaning set forth in Endorsement No. 1 hereto.

          This Policy sets forth in full the undertaking of Financial Security, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto, or by the merger, consolidation or dissolution of the Obligor. Except to the extent expressly modified by an endorsement hereto, the premiums paid in respect of this Policy are nonrefundable for any reason whatsoever, including payment, or provision being made for payment, of the Obligations prior to maturity. This Policy may not be cancelled or revoked during the Term of this Policy. THIS POLICY IS NOT
COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76
OF THE NEW YORK INSURANCE LAW.

          In witness whereof, FINANCIAL SECURITY ASSURANCE INC. has caused this
Policy to be executed on its behalf by its Authorized Officer.

                                        FINANCIAL SECURITY ASSURANCE INC.

                                        By /s/ Illegible
                                           -------------------------------------
                                           Authorized Officer

A subsidiary of Financial Security Assurance Holdings Ltd.
31 West 52nd Street, New York, NY 10019                            (212)826-0100
Form 100NY(5/89)

                                ENDORSEMENT NO. 1
                     TO FINANCIAL GUARANTY INSURANCE POLICY

FINANCIAL SECURITY                                           31 West 52nd Street
ASSURANCE INC.                                          New York, New York 10019

OBLIGOR: LONG BEACH ACCEPTANCE AUTO RECEIVABLES TRUST 2006-A

OBLIGATIONS: $ 81,675,000 5.1500% Asset Backed Notes, Class A-l
             $146,000,000 5.3640% Asset Backed Notes, Class A-2
             $ 90,000,000 5.4180% Asset Backed Notes, Class A-3
             $132,325,000 5.5000% Asset Backed Notes, Class A-4

Policy No.: 51730-N

Date of Issuance: May 16, 2006

          1. Definitions. For all purposes of this Policy, the terms specified below shall have the meanings or constructions provided below. Capitalized terms used herein and not otherwise defined herein shall have the meaning provided in the Indenture unless the context shall otherwise require.

          "Business Day" means any day other than (i) a Saturday or Sunday or
(ii) a day on which banking institutions in the City of New York, the State of
New Jersey, the State of Delaware, the State of Minnesota, the city in which the
Corporate Trust Office of the Trust Collateral Agent or the Owner Trustee is
relocated subject to prior written notice with respect to such address to the
Class A Noteholders, the Servicer and the Note Insurer or any other location of any successor Servicer, successor Owner Trustee, successor Indenture Trustee or successor Trust Collateral Agent are authorized or obligated by law or executive order to be closed.

          "Class A Interest Payment Amount" shall have the meaning set forth in the Sale and Servicing Agreement.

          "Class A Noteholder" shall have the meaning set forth in the
Indenture; provided, however, that Class A Noteholder shall not include the
Obligor or any affiliates or successors thereof in the event the Obligor, or any such affiliate or successor, is a registered or beneficial owner of a Class A
Note.

          "Class A-l Interest Carryover Shortfall" shall have the meaning set forth in the Sale and Servicing Agreement.

          "Class A-2 Interest Carryover Shortfall" shall have the meaning set forth in the Sale and Servicing Agreement.

Policy No. 51730-N                                Date of Issuance: May 16, 2006

          "Class A-3 Interest Carryover Shortfall" shall have the meaning set forth in the Sale and Servicing Agreement.

          "Class A-4 Interest Carryover Shortfall" shall have the meaning set forth in the Sale and Servicing Agreement.

          "Final Scheduled Payment Date" shall have the meaning set forth in the
Sale and Servicing Agreement.

          "Financial Security" means Financial Security Assurance Inc., a New
York stock insurance company.

          "Indenture" means the Indenture, dated as of May 1, 2006, between Long
Beach Acceptance Auto Receivables Trust 2006-A, as Issuer and Wells Fargo Bank,
National Association, as Indenture Trustee, as amended from time to time in accordance with its terms.

          "Indenture Trustee" means Wells Fargo Bank, National Association, a banking association organized under the laws of the United States, in its capacity as Indenture Trustee under the Indenture and any successor in such capacity.

          "Noteholders' Remaining Parity Deficit Amount" shall have the meaning set forth in the Sale and Servicing Agreement.

          "Policy" means this Financial Guaranty Insurance Policy and includes each endorsement thereto.

          "Principal Payment Amount" shall have the meaning set forth in the
Sale and Servicing Agreement.

          "Receipt" and "Received" mean actual delivery to Financial Security and to the Fiscal Agent (as defined below), if any, prior to 12:00 noon, New
York City time, on a Business Day; delivery either on a day that is not a
Business Day, or after 12:00 noon, New York City time, shall be deemed to be
"Receipt" on the next succeeding Business Day. If any notice or certificate given hereunder by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and Financial Security or its Fiscal Agent shall promptly so advise the Trust
Collateral Agent and the Trust Collateral Agent may submit an amended notice.

          "Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of May 1, 2006, among the Obligor, as Issuer, Long Beach Acceptance
Receivables Corp., as Transferor, Long Beach Acceptance Corp., as Originator,
Servicer and Custodian and Wells Fargo Bank, National Association, as Back-up
Servicer and Trust Collateral Agent, as amended from time to time in accordance with its terms.

          "Scheduled Payments" means, (i) with respect to each Payment Date, the distribution to be made to Class A Noteholders in an aggregate amount equal to the Class A Interest Payment Amount and the Noteholders' Remaining Parity
Deficit Amount,

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Policy No. 51730-N                                Date of Issuance: May 16, 2006

each as due and payable on such Payment Date, and (ii) with respect to the Final
Scheduled Payment Date for any Class of Notes, the Principal Payment Amount of
such Class on such Final Scheduled Payment Date, after taking into account reductions on such Final Scheduled Payment Date of such Principal Payment Amount from all sources other than this Policy, in each case in accordance with the original terms of the Class A Notes when issued and without regard to any amendment or modification of the Class A Notes, the Indenture, or the Sale and
Servicing Agreement except amendments or modifications to which Financial
Security has given its prior written consent; provided, however, that Scheduled
Payments shall not include (x) any portion of the Class A Interest Payment
Amount due to Class A Noteholders because the appropriate notice and certificate for payment in proper form was not timely Received by Financial Security or (y)
any portion of the Class A Interest Payment Amount due to Class A Noteholders
representing interest on any Class A-l Interest Carryover Shortfall, Class A-2
Interest Carryover Shortfall, Class A-3 Interest Carryover Shortfall or Class
A-4 Interest Carryover Shortfall unless, in each case, Financial Security elects, in its sole discretion, to pay such amount in whole or in part.
Scheduled Payments do not include payments that become due on an accelerated basis as a result of (a) a default by the Obligor, (b) an election by the
Obligor to pay principal on an accelerated basis, (c) the occurrence of an Event of Default under the Indenture or (d) any other cause, unless, in each case,
Financial Security elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. Scheduled Payments shall not include any amounts due in respect of the Class A Notes attributable to any increase in interest rate, any penalty or any similar additional sum payable by the Obligor by reason of any default or event of default in respect of the Obligations or by reason of any deterioration of the creditworthiness of the Obligor. Scheduled Payments shall not include, nor shall coverage be provided under the Policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a Class A Noteholder.

          "Term Of This Policy" means the period from and including the Date of
Issuance to and including the latest of the date on which (i) the outstanding principal amount of the Class A Notes has been reduced to zero and all distributions of Class A Interest Payment Amount have been paid on the Class A
Notes, (ii) any period during which any payment on the Class A Notes could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii), a final and nonappealable order in resolution of each such proceeding has been entered.

          "Trust Collateral Agent" means Wells Fargo Bank, National Association, a banking association organized under the laws of the United States, in its capacity as Trust Collateral Agent under the Sale and Servicing Agreement and any successor in such capacity.

          2. Notices and Conditions to Payment in Respect of Scheduled Payments.
Following Receipt by Financial Security of a notice and certificate from the
Trust Collateral Agent in the form attached as Exhibit A to this Endorsement,
Financial

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Policy No. 51730-N                                Date of Issuance: May 16, 2006

Security will pay any amount payable hereunder in respect of Scheduled Payments on the Obligations out of the funds of Financial Security on the later to occur of (a) 12:00 noon, New York City time, on the third Business Day following such
Receipt; and (b) 12:00 noon, New York City time, on the Payment Date to which such claim relates. Payments due hereunder in respect of Scheduled Payments will be disbursed by wire transfer of immediately available funds to the Policy
Payments Account established pursuant to the Sale and Servicing Agreement or, if no such Policy Payments Account has been established, to the Trust Collateral
Agent.

          Financial Security shall be entitled to pay any amount hereunder in respect of Scheduled Payments on the Obligations including any amount due on the
Obligations on an accelerated basis, whether or not any notice and certificate shall have been Received by Financial Security as provided above; provided, however, that by acceptance of this Policy the Trust Collateral Agent agrees to provide to Financial Security, upon request by Financial Security to the Trust
Collateral Agent a notice of claim and certificate in respect of any such payments made by Financial Security. Financial Security shall be entitled to pay hereunder any amount due on the Obligations that becomes due on an accelerated basis at any time or from time to time after such amount becomes due, in whole or in part, prior to the scheduled date of payment thereof. Scheduled Payments insured hereunder shall not include interest, in respect of principal paid hereunder on an accelerated basis, accruing from and after the date of such payment of principal. Financial Security's obligations hereunder in respect of
Scheduled Payments shall be discharged to the extent funds are disbursed by
Financial Security as provided herein whether or not such funds are properly applied by the Trust Collateral Agent.

          3. Notices and Conditions to Payment in Respect of Scheduled Payments
Avoided as Preference Payments. If any Scheduled Payment is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, Financial Security will pay such amount out of the funds of
Financial Security on the later of (a) the date when due to be paid pursuant to the Order (as defined below) or (b) the first to occur of (i) the fourth
Business Day following Receipt by Financial Security from the Trust Collateral
Agent of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Class A
Noteholder is required to return the amount of any Scheduled Payment distributed with respect to the Obligations during the Term Of This Policy because such distributions were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the Class A Noteholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Class A Noteholder, in such form as is reasonably required by Financial
Security and provided to the Class A Noteholder by Financial Security, irrevocably assigning to Financial Security all rights and claims of the Class A
Noteholder relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment or (ii) the date of Receipt by Financial Security from the Trust
Collateral Agent of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, Financial Security shall have Received written notice from the Trust Collateral Agent that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to

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Policy No. 51730-N                                Date of Issuance: May 16, 2006

the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trust Collateral Agent or any Class A Noteholder
directly (unless a Class A Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trust Collateral
Agent for distribution to such Class A Noteholder upon proof of such payment reasonably satisfactory to Financial Security). In connection with the foregoing, Financial Security shall have the rights provided pursuant to Section
6.3 of the Sale and Servicing Agreement.

          4. Governing Law. This Policy shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

          5. Fiscal Agent. At anytime during the Term Of This Policy, Financial
Security may appoint a fiscal agent (the "Fiscal Agent") for purposes of this
Policy by written notice to the Trust Collateral Agent at the notice address specified in the Sale and Servicing Agreement specifying the name and notice address of the Fiscal Agent. From and after the date of receipt of such notice by the Trust Collateral Agent, (i) copies of all notices and documents required to be delivered to Financial Security pursuant to this Policy shall be simultaneously delivered to the Fiscal Agent and to Financial Security and shall not be deemed Received until Received by both and (ii) all payments required to be made by Financial Security under this Policy may be made directly by
Financial Security or by the Fiscal Agent on behalf of Financial Security. The
Fiscal Agent is the agent of Financial Security only and the Fiscal Agent shall in no event be liable to any Class A Noteholder for any acts of the Fiscal Agent or any failure of Financial Security to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

          6. Waiver of Defenses. To the fullest extent permitted by applicable law, Financial Security agrees not to assert, and hereby waives, for the benefit of each Class A Noteholder, all rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to Financial Security to avoid payment of its obligations under this Policy in accordance with the express provisions of this Policy. Nothing in this paragraph shall be construed to limit or otherwise impair Financial Security's right to pursue recovery or claims (based on contractual rights, securities law violations, fraud or other causes of action) against any person or entity, or, except as provided in paragraph 3 of this Endorsement, to require payment by Financial Security of any amounts that have been previously paid or that are not otherwise due in accordance with the express provisions of this Policy or the Obligations. Nothing in this Policy shall be construed to require payment to the extent any force majeure event or governmental act prevents Financial Security from performing its obligations under this Policy or such performance is otherwise rendered impossible, in which event Financial Security agrees to (i) use commercially reasonable efforts to perform its obligations under this Policy notwithstanding such force majeure event, governmental act or impossibility of performance and (ii) perform its obligations under this Policy promptly following cessation of such force majeure event, governmental act or impossibility of performance.

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Policy No. 51730-N                                Date of Issuance: May 16, 2006

          7. Notices. All notices to be given hereunder shall be in writing
(except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to Financial Security as follows:

               Financial Security Assurance Inc.
               31 West 52nd Street
               New York, NY 10019
               Attention: Senior Vice President - Transaction Oversight
               Re: Long Beach Acceptance Auto Receivables Trust 2006-A
               Policy No. 51730-N
               Telecopy No.: (212) 339-3518
               Confirmation: (212) 826-0100

Financial Security may specify a different address or addresses by writing mailed or delivered to the Trust Collateral Agent.

          8.Priorities. In the event any term or provision of the face of this
Policy is inconsistent with the provisions of this Endorsement, the provisions of this Endorsement shall take precedence and shall be binding.

          9. Exclusions From Insurance Guaranty Funds. This Policy is not
covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. This Policy is not covered try the Florida
Insurance Guaranty Association created under Part II of Chapter 631 of the
Florida Insurance Code. In the event Financial Security were to become insolvent, any claims arising under this Policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to Article
14.2 of Chapter 1 of Part 2 of Division 1 of the California Insurance Code.

          10. Surrender of Policy. The Trust Collateral Agent shall surrender this Policy to Financial Security for cancellation upon expiration of the Term
Of This Policy.

          IN WITNESS WHEREOF, FINANCIAL SECURITY ASSURANCE INC. has caused this
Endorsement No. 1 to be executed by its Authorized Officer.

                                        FINANCIAL SECURITY ASSURANCE INC.

                                        By /s/ Illegible
                                           -------------------------------------
                                                     Authorized Officer

                                        6

Policy No. 51730-N                                Date of Issuance: May 16, 2006

                                                                       EXHIBIT A
                                                                TO ENDORSEMENT 1

                         NOTICE OF CLAIM AND CERTIFICATE
                     (Letterhead of Trust Collateral Agent)

Financial Security Assurance Inc.
350 Park Avenue
New York, NY 10022

          Re: Long Beach Acceptance Auto Receivables Trust 2006-A

          The undersigned, a duly authorized officer of Wells Fargo Bank,
National Association (the "Trust Collateral Agent"), hereby certifies to
Financial Security Assurance Inc. ("Financial Security"), with reference to
Financial Guaranty Insurance Policy No. 51730-N dated May 16, 2006 (the
"Policy") issued by Financial Security in respect of the Long Beach Acceptance
Auto Receivables Trust 2006-A $81,675,000 5.1500% Asset Backed Notes, Class A-l,
$146,000,000 5.3640% Asset Backed Notes, Class A-2, $90,000,000 5.4180% Asset
Backed Notes, Class A-3, $132,325,000 5.5000% Asset Backed Notes, Class A-4
(collectively, the "Class A Notes"), that:

               (i) The Trust Collateral Agent is the Trust Collateral Agent
          under the Sale and Servicing Agreement for the Class A Noteholders.

               (ii) The sum of all amounts on deposit (or scheduled to be on deposit) in the Class A Note Account and available for distribution to the Class A Noteholders pursuant to the Sale and Servicing Agreement will be $________ (the "Shortfall") less than the Scheduled Payments with respect to the Payment Date occurring___,__.

               (iii) The Trust Collateral Agent is making a claim under the
          Policy for the Shortfall to be applied to distributions of Scheduled
          Payments with respect to the Class A Notes.

               (iv) The Trust Collateral Agent agrees that, following receipt of funds from Financial Security, it shall (a) hold such amounts in trust and apply the same directly to the payment of Scheduled Payments on the Obligations when due; (b) not apply such funds for any other purpose; (c) not commingle such funds with other funds held by the
          Trust Collateral Agent and (d) maintain an accurate record of such payments with respect to each Class A Note and the corresponding claim on the Policy and proceeds thereof and, if the Class A Note is required to be surrendered or presented for such payment, shall stamp on each such Class A Note the legend "$[insert applicable amount] paid by Financial Security and the balance hereof has been canceled and reissued" and then shall deliver such Class A Note to Financial
          Security.

               (v) The Trust Collateral Agent, on behalf of the Class A
          Noteholders, hereby assigns to Financial Security (a) the rights of the Class A Noteholders with

                                       A-1

Policy No. 51730-N                                Date of Issuance: May 16, 2006

          respect to the Class A Notes to the extent of any payments under the
          Policy, and (b) any claims of and amounts due to the Class A
          Noteholders in respect of securities fraud or other claims arising out of or relating to the offer and sale of the Class A Notes. The foregoing assignments are in addition to, and not in limitation of, rights of subrogation otherwise available to Financial Security in respect of such payments. Payments to Financial Security in respect of the foregoing assignments shall in all cases be subject to and subordinate to the rights of the Class A Noteholders to receive all
          Scheduled Payments in respect of the Obligations. The Trust Collateral
          Agent shall take such action and deliver such instruments as may be reasonably requested or required by Financial Security to effectuate the purpose or provisions of this clause (v).

               (vi) The Trust Collateral Agent, on its behalf and on behalf of the Class A Noteholders, hereby appoints Financial Security as agent and attorney-in-fact for the Trust Collateral Agent and each such
          Class A Noteholder in any legal proceeding with respect to the Class A
          Notes. The Trust Collateral Agent hereby agrees that Financial
          Security may at any time during the continuation of any proceeding by or against any debtor with respect to which a Preference Claim (as defined below) or other claim with with respect to the Class A Notes is asserted under the United States Bankruptcy Code or any other applicable bankruptcy, insolvency, receivership rehabilitation or similar law (an "Insolvency Proceeding") direct all matters relating to such Insolvency Proceeding, including without limitation, (A) all matters relating to any claim in connection with an Insolvency
          Proceeding seeking the avoidance as a preferential transfer of any payment made with respect to the Class A Notes (a "Preference Claim"),
          (B) the direction of any appeal of any order relating to any
          Preference Claim at the expense of Financial Security but subject to reimbursement as provided in the Insurance Agreement and (C) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition, the Trust Collateral Agent hereby agrees that Financial Security shall be subrogated to, and the Trust
          Collateral Agent on its behalf and on behalf of each Class A
          Noteholder, hereby delegates and assigns, to the fullest extent permitted by law, the rights of the Trust Collateral Agent and each
          Class A Noteholder in the conduct of any Insolvency Proceeding, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Insolvency Proceeding.

               (vii) Payment should be made by wire transfer directed to
          [Specify Account].

               Unless the context otherwise requires, capitalized terms used in this Notice of Claim and Certificate and not defined herein shall have the meanings provided in the Policy.

                                       A-2

Policy No. 51730-N                                Date of Issuance: May 16, 2006

          IN WITNESS WHEREOF the Trust Collateral Agent has executed and delivered this Notice of Claim and Certificate as of the ___ day of
____________, ____.

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION
                                           not in its individual capacity but
                                           solely as Trust Collateral Agent

                                        By:
                                              ----------------------------------
                                        Title:

--------------------------------------------------------------------------------

For Financial Security or FiscaL Agent Use Only

Wire transfer sent on __________________ by ____________________________________

Confirmation Number ____________________

                                       A-3